Exhibit 99.2

Press Release

Navidea Biopharmaceuticals, Inc. Receives NYSE American Notice

DUBLIN, Ohio, June 2, 2023 (BUSINESS WIRE) -- Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced that it received a Notice (the “Notice”) on June 1, 2023 from the NYSE American LLC (the “NYSE American”) stating that the Company is not in compliance with the continued listing standards as set forth in Section 1003(f)(v) of the NYSE American Company Guide (“Company Guide”).

The Notice stated that because the Company’s common stock had been trading for a low price per share for a substantial period of time, the Company was not in compliance with Section 1003(f)(v) of the Company Guide. The NYSE American staff determined that the Company’s continued listing is predicated on it demonstrating sustained price improvement within a reasonable period of time or effecting a reverse stock split of its common stock, which the staff determined to be until December 1, 2023, and could be extended to the Company’s next annual meeting of shareholders to be held in 2023. The Company intends to regain compliance with the NYSE American’s continued listing standards by undertaking a measure or measures that are considered necessary and in the best interests of the Company and its shareholders.

The Notice has no immediate effect on the listing or trading of the Company’s common stock and the common stock will continue to trade on the NYSE American under the symbol “NAVB”. The Company remains subject to the conditions set forth in the NYSE American’s letters dated January 28, 2022 and April 8, 2022 for stockholders’ equity noncompliance. The Company will continue to be included in the list of NYSE American noncompliant issuers and the below compliance (“.BC”) indicator will continue to be disseminated with the Company’s ticker symbol(s). The website posting and .BC indicator will be removed when the Company has regained compliance with all applicable continued listing standards. Additionally, the Notice does not result in the immediate delisting of the Company’s stock from the NYSE American. The Company’s receipt of the Notice does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission. The Company is actively engaged in discussions with the NYSE American and is developing plans to regain compliance with the NYSE American’s continued listing standards within the time period indicated.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, visit www.navidea.com.

About G2G Ventures

G2G Ventures is a Colorado-based private equity firm focused on empowering organizations to reach their full potential through investment and consulting services. Specializing in creating long-term partnerships with trusted investors and established businesses, G2G Ventures draws on strong internal balance sheet liquidity, augmented by trusted investor capital, to craft bespoke capital solutions which include private equity investment, venture capital participation, and mezzanine debt options. Beyond financial investment, G2G Ventures provides accretive consulting services to help clarify strategic goals and key performance indicators (KPIs), evolve financial processes, and enhance operational effectiveness. To learn more about how G2G Ventures is a growth partner for enduring business, connect with our team.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations regarding pending litigation and other matters. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: our history of operating losses and uncertainty of future profitability; the final outcome of any pending litigation; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; dependence on royalties and grant revenue; our ability to implement our growth strategy; anticipated trends in our business; our limited product line and distribution channels; advances in technologies and development of new competitive products; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; the impact of the current coronavirus pandemic; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Investor Relations Contact

Navidea Biopharmaceuticals, Inc.

G2G Ventures - Executive Consultant

Theodore Gerbick

Chief Marketing Officer

tgerbick@g2g.ventures